UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 23, 2012
Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Lucas Energy, Inc. (the “Company”) filed a press release on July 23, 2012, to announce that the Company has performed an internal review of its Eagle Ford oil and gas potential with the assistance of an independent petroleum engineering firm.  As a result of the review, it is the opinion of the Company that total potential (proved, probable, and possible reserves) for the Eagle Ford properties exceed the 3.7 million proven bbls (barrels) of oil as determined by the Company’s independent petroleum engineers.  The Company believes that the total potential oil, net to Lucas, may be closer to 14.5 million bbls of oil.  This would indicate a PV10 present value of more than $275 million for the total potential for the Eagle Ford properties.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

99.1*	Press Release

* Filed herewith

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: / s / K. Andrew Lai
Name: K. Andrew Lai
Title: Chief Financial Officer

Date: July 23, 2012

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1*	Press Release

* Filed herewith